                                                                    Exhibit 99.2

                          NOTICE OF GUARANTEED DELIVERY

                                       FOR
                                    TENDER OF
                  10 1/2% NOTES DUE 2011 (THE "EXCHANGE NOTES")
                          UNCONDITIONALLY GUARANTEED BY
                     COMPANHIA DE BEBIDAS DAS AMERICAS-AMBEV
                                 IN EXCHANGE FOR
                    10 1/2% NOTES DUE 2011 (THE "NEW NOTES")
                          UNCONDITIONALLY GUARANTEED BY
                     COMPANHIA DE BEBIDAS DAS AMERICAS-AMBEV
                                       OF
                 COMPANHIA BRASILEIRA DE BEBIDAS (THE "ISSUER")
                        PURSUANT TO THE PROSPECTUS DATED
                                   , 2002 (THE "PROSPECTUS")

     A holder of Exchange Notes who wishes to accept the Exchange Offer of the Issuer must use this form or one substantially equivalent hereto in connection with the tender of Exchange Notes to the Exchange Agent pursuant to the guaranteed delivery procedures described in "This Exchange Offer--Guaranteed Delivery" of the Prospectus and in Instruction 1 to the related Letter of Transmittal. Any holder who wishes to tender Exchange Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery on or prior to the Expiration Date (as defined below) of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

          THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
          TIME, ON                  , 2002, UNLESS EXTENDED (THE
          "EXPIRATION DATE"). EXCHANGE NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                              THE BANK OF NEW YORK

      BY REGISTERED OR CERTIFIED MAIL:           BY OVERNIGHT OR HAND DELIVERY:
            The Bank of New York                      The Bank of New York
         Corporate Trust Department                Corporate Trust Department
            Reorganization Unit                       Reorganization Unit
         101 Barclay Street, 7 East                101 Barclay Street, 7 East
          New York, New York 10286                  New York, New York 10286

           Attn: Bernard Arsenec                     Attn: Bernard Arsenec

         TO CONFIRM BY TELEPHONE OR                 FACSIMILE TRANSMISSION:
              FOR INFORMATION:                           (212) 298-1915
               (212) 298-1928
                                     -------

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION HEREOF VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

Ladies and Gentlemen:

     The undersigned hereby tender(s) to the Issuer, upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the principal amount of Exchange Notes set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "This Exchange Offer --Guaranteed Delivery."

     Subject to and effective upon acceptance for exchange of the Exchange Notes tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Issuer all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned's status as a holder of, all Exchange Notes tendered hereby. In the event of a termination of the Exchange Offer, the Exchange Notes tendered pursuant thereto will be returned to the tendering Exchange Note holder promptly.

     The undersigned hereby represents and warrants that the undersigned accepts the terms and conditions of the Prospectus and the Letter of Transmittal, has full power and authority to tender, sell, assign and transfer the Exchange Notes tendered hereby and that the Issuer will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Issuer to be necessary or desirable to complete the sale, assignment and transfer of the Exchange Notes tendered.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s)     Address(es):
or Authorized Signatory:                             ---------------------------

-------------------------------------    ---------------------------------------

-------------------------------------    ---------------------------------------
Name(s) of Registered Holder(s):         Area Code and Telephone No.:

-------------------------------------    ---------------------------------------

Principal Amount of Notes Tendered:      If Exchange  Notes will be  delivered
                                         by a  book-entry transfer, provide the
                                         following information:

-------------------------------------
                                         / / The Depository Trust Company
-------------------------------------
Certificate No(s). of Notes
(if available):
                                         Transaction Code No.:
-------------------------------------                         ------------------
                                         Depository Account No.:
-------------------------------------                           ----------------

     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Exchange Notes exactly as the name(s) of such holder(s) appear(s) on the Exchange Notes or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery or by a participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of such Notes. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information:

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

Capacity:
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

Address(es):
            --------------------------------------------------------------------

            --------------------------------------------------------------------

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution") hereby guarantees that, within three business days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal, a facsimile thereof, or an Agent's Message in lieu thereof, together with Exchange Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Exchange Notes into the Exchange Agent's account at a Book-Entry Transfer Facility) and all other required documents will be deposited by the undersigned with the Exchange Agent at one of its addresses set forth above.

Name of Firm:
             ------------------------       ------------------------------------
                                                  Authorized Signature

Address:                                Name:
       ------------------------------         ----------------------------------
                                        Title:
-------------------------------------         ----------------------------------

Area Code and Telephone No.:            Date:
                            ---------        -----------------------------------

DO NOT SEND EXCHANGE NOTES WITH THIS FORM. ACTUAL SURRENDER OF EXCHANGE NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

         FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY.

     A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, use of registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holder(s) may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 1 of the Letter of Transmittal.

2.   SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY.

     If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Exchange Notes referred to herein, the signature must correspond with the name(s) written on the face of the Exchange Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Exchange Notes, the signature must correspond with the name shown on the security position listing as the owner of the Exchange Notes.

     If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Exchange Notes or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Exchange Notes or signed as the name of the participant is shown on the Book-Entry Transfer Facility's security position listing.

     If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Issuer of such person's authority to so act.

3.   REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

     Requests for assistance or additional copies of this Notice of Guaranteed Delivery, the Prospectus or the Letter of Transmittal may be directed to the Exchange Agent at the address set forth above. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.